UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to 240.14a-12

PDL BIOPHARMA, INC.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

This supplement to PDL BioPharma, Inc.’s proxy statement filed with the Securities and Exchange Commission on April 17, 2014 for use at the annual meeting of stockholders on May 28, 2014 (the “Proxy Statement”) is being filed to correct an inadvertent error. On page 48, within the “Summary Compensation Table” for Peter Garcia, a signing bonus in the amount of $75,000, as described in further detail on the Form 8-K filed with the Securities and Exchange Commission on April 30, 2013, was inadvertently omitted (the “Bonus”). The Bonus should also be set forth in Footnote (8) to the Summary Compensation Table.

The revised “Summary Compensation Table” as it pertains to Mr. Garcia is as follows:

Name and Title	Year	Salary		Bonus		Stock Awards (1)	Non-Equity Incentive Plan Compensation		All Other Compensation		Total
Peter Garcia	2013	$248,182	(7)	$75,000	(8)	$105,000	$239,850	(9)	$40,581	(10)	$708,613
Vice President and
Chief Financial Officer

Footnote (8) to the Summary Compensation Table is now revised as follows: “Messrs. Garcia and Montez were not eligible to receive payment under the 2012/13 LTIP because they joined the Company after eligibility under the plan expired. Mr. Garcia received a one-time signing bonus of $75,000 in connection with his appointment as Vice President, Chief Financial Officer and Acting Chief Accounting Officer.”

Except as specifically revised by the information contained herein, this supplement does not revise or update any of the other information set forth in the Proxy Statement. This supplement should be read in conjunction with the Proxy Statement. From and after the date of this supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.